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                                                                     Exhibit 23b


                          INDEPENDENT AUDITORS' CONSENT


We have issued our report dated March 12, 2003, accompanying the financial statements of Price Asset Management, Inc. contained in the Registration Statement (S-1 No. 333-74176). We consent to the use of the aforementioned report in the Registration Statement, and the use of our name as it appears under the caption "Experts".

/s/ ALTSCHULER, MELVOIN AND GLASSER LLP



Chicago, Illinois

March 31, 2003